ACTION STOCKS

                            Intelligent Sports, Inc.

                             AGREEMENT FOR SERVICES

         WHEREAS Intelligent Sports, Inc. (the "Client"), desires to secure fully reporting status with the Securities and Exchange Commission of the United States and likewise secure public listing on OTC-BB;

         WHEREAS the Company proposes that Action Stocks. Inc. ("ACTION STOCKS, INC.") coordinate the process via the performance of certain services to include corporate documentation and filing services for the client in conjunction with public listing on OTC-BB(R) and the development of a Registration Statement for the purposes of satisfying the Securities and Exchange Act(s) of 1933 and/or 1934, as amended, (and other applicable rules and regulations of the Securities Exchange Commission or State Securities Divisions (Blue Sky Laws) thereunder (collectively called the "Regulations"));

         WHEREAS ACTION STOCKS, INC. desires to perform such services for the Company;

         THEREFORE, the parties hereto mutually covenant and agree as follows

1. Duties of ACTION STOCKS, INC.: ACTION STOCKS, INC. will cover all fees for the provided services outlined below. These services include:

     (a) "Transfer Agent"- assist the client in setting up account with proper transfer agent. Assist in consulting the client with the issuance of stock to shareholders.

     (b) "SEC Registration Statement" - the coordination, compilation and/or filing of documentation requisite to SB-2 registration with the SEC in accordance with the provisions of the Act and likewise in accordance with the rules and regulations promulgated by the relevant State Blue Sky laws.

     (c) "SEC Comment Letter Support" - answer any and all comment 1etters from the SEC incident to the filing of the Client's Registration Statement

     (d) "Form 211 Development" - the compilation and preparation of Form 211 in satisfaction of Rule 15(c)211 of the Exchange Act of 1934 to be filed with the NASD, by the appropriate licensed market maker of ACTION STOCKS, INC., as the original application for listing of the securities of the Client on the OTC-BB(R). Included under this subparagraph are the following documents and services;

          (1)  Form 211 Disclosure Document;
          (2)  Appropriate Exhibits;
          (3)  Application and Coordination Work with a Transfer Agent; and
          (4)  Financial Statement Audit Coordination.



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(e) "Market Maker Introduction" - assist the Client with identifying appropriate and duly licensed level three market makers, who may file the Client's Form 211 with the NASD for the listing of the Clients securities on the OTC-BB(R);

     (f) "NASD Comment Letter Support" - assist the Client in answering any and all comment letters from the NASD incident to the filing of the Client's Form 211 as outlined above;

     (g) "Edgarizaton"- ACTION STOCKS, INC. will set up and file appropriate forms with the client's Edgar filer. ACTION STOCKS, INC. will cover all costs associated with SEC filings.

     (h) "Market Support"- Once publicly traded ACTION STOCKS, INC. will be engaged to provide their standard six month promotional campaign.

     (i) "Consulting Agreement"- ACTION STOCKS, INC will file an initial S-8 Registration for the Client to be filed once publicly traded.

2. Optional Services: "Standard & Poors - Market Access Service" - the preparation of the initial application and subsequent follow up (i.e. point of contact) to have the Client listed with Standard & Poor's Corporation Records ("S&P") to enable the Client's shareholders to qualify for the Blue Sky Manual Exemption in up to thirty-eight states for all non-issuer transactions. ACTION STOCKS, INC. will also oversee the filing of such state non-issuer exemption notice filings upon listing in S&P. Fees for any optional services shall be agreed by the parties prior to the commencement of such services.

3. Client to Provide Information: Client agrees to provide ACTION STOCKS, INC. with any information and documents as may be requested by ACTION STOCKS, INC. in connection with the services to be performed for Client. Client shall provide ACTION STOCKS, INC. with an overnight express or similar account number (FedEx, AirBorne Express, UPS, DHL, etc. ..) which will be used by ACTION STOCKS, INC. when sending any documentation related to Client's contract ACTION STOCKS, INC. (see other expenses). Client shall be solely responsible for the accuracy of the information and representations contained in any documents to be prepared by ACTION STOCKS, INC. on behalf of Client. Any filings which receive "deficiency" or "comment" notices from a regulatory agency due to insufficient, incorrect or conflicting information or otherwise requiring further clarification, shall be forwarded to ACTION STOCKS, INC. and shall be addressed in conjunction with the additional information or assistance provided by the client. Additionally, all required documents, which inc1udes audited financial statements of the Client, must be furnished to ACTION STOCKS, INC. by the Client in a timely fashion when required as a part of the services to be provided to the Client by ACTION STOCKS, INC. pursuant to the terms of this Agreement.

4. Compensation: Client shall provide $50,000 USD) and 13% equity of common stock of the Client - whuch shall be registered in the SB-2 filing - as compensation to ACTION STOCKS, INC. for the services provided and described herein. ACTION STOCKS, INC.'s compensation shall consist of and be disbursed as follows;

          (A) Client disburses and ACTION STOCKS, INC. collects payment of $25,000 USD upon the execution of this Agreement;


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                                 ACTION STOCKS

          (B) Client disburses and ACTION STOCKS, INC. collects 13% equity of common stock of the Client - which shall be registered in the SB-2 filing;

          (C) Client disburses and ACTION STOCKS, INC. collects payment of an additional $25,000 USD upon the completion SB-2 Registration but prior to submission of Form 211.

     5. Timely review by client; The Client hereby ackowledges that part and parcel of the public listing process mandates a prudent and timely review of documentation on its part. The client warrants that it shall take reasonably steps necessary to expeditiously review and authorization any and all documentation submitted to it by ACTION STOCKS, INC. and ACTION STOCKS, INC. shall not responsible for any delays caused directly or indirectly by the client. Likewise, ACTION STOCKS, INC. is not responsible for any delays which may arise as a result of pendency before regulatory authorities including the SEC, the NASD, or State regulatory authorities. ACTION STOCKS, INC. assumes no responsibility for any occurrences beyond its control, including but not limited to federal or state filing backlogs or agency computer breakdowns, which may result in processing delays. ACTION STOCKS, INC. will use its best efforts to secure registration for Client but cannot guarantee that any registration will be granted; however, in the event that the failure to obtain a registration is directly attributable to an error or oversight on the part of ACTION STOCKS, INC., ACTION STOCKS, INC. will use its best efforts to resolve the problem at no additional expense to Client, In no event will ACTION STOCKS, INC be liable for actual, incidental, consequential, related or any other type of damages, in any amount, attributable to such error or oversight on the part of the Client.

     6. Representations and Warranties of the Company. The Company represents and warrants to ACTION STOCKS, INC. that;

(A) When any documentation pertaining to the Client Company is drafted and finalized and at all times subsequent thereto up to and including the termination of this Agreement, the documentation and any amendments thereto will comply in all material respects with the provisions of the Act (and the Rules and Regulations) (as promulgated by state and/or federal regulatory authorities) and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the documents supplied to ACTION STOCKS, INC. by the Company - and any supplements thereto will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(B) It is expressly understood and expected by both parties and expressly warranted by the Company that any documentation which preparation facilitated by ACTION STOCKS, INC. or any documentation filed by ACTION STOCKS, INC. and referred to herein, shall be reviewed by the Company or its appointees of sufficient competence for any material deficiencies in such a manner as to ensure accuracy and full and fair disclosure. The Company warrants that it shall take prudent steps necessary to ensure that any such documentation contain no material misrepresentatons or omissions and hereby acknowledges that ACTION STOCKS, INC. is not responsible for ensuring the accuracy or sufficiency of any documentation or disclosures therein.


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                                 ACTION STOCKS

(C) The Securities of the Company conform - in all material respects - to the description thereof contained in the relevant documentation provided by the Client.

(D) There is no material litigation or governmental proceeding pending, to which the Company (or any subsidiary) is a party or of which any of its property is the subject, and, to the best of the Company's knowledge, no such proceeding is threatened or contemplated. No contract or document of a character required to be described in any formal filing is not so described or filed as required.

(E) This Agreement has been duly authorized, executed and delivered on behalf of the Company and is a valid and binding obligation of the Company, except as rights to indemnify and contribution hereunder may be limited under applicable law.

(F) No stop order suspending the effectiveness of the efforts anticipated by this Agreement has been issued no proceedings for that purpose have been taken or are pending or, to the knowledge of the Company, threatened by the Commission.

(G) The Company has good and marketable title to all properties and assets described in the documentation as owned by it, free and clear of all security interests, liens, charges, encumbrances or restrictions, except such as are described or referred to in the documentation or are not materially significant or important in relation to the business of the Company, and its subsidiaries, taken as a whole, except as described in the documentation.

(H) Indemnification and Contribution. (a) The Company agrees to indemnify and held harmless ACTION STOCKS, INC., its officers and directors, and each person, if any, who controls ACTION STOCKS, INC. within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, and any agents or employees of ACTION STOCKS, INC, from and against any and all losses, claims, damages, and liabilities caused by any untrue written statement or a1leged untrue written statement of a material fact, provided by the Company, contained in any formal filing or offering document or supplemental documentation caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by virtue of any willful conduct of the Company in violation of this Agreement or any willful failure to comply with fed and/or state securities rules and regulations. Such indemnification includes any and all costs incident to such legal claims as may be made against ACTION STOCKS, INC. from any claim arising from the scope of the activities contemplated in this Agreement.

(I) Indemnification and Contribution. (a) ACTION STOCKS, INC. agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of either
     Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, and any agents or employees of the Company, from and against any and all losses, claims, damages, and liabilities caused by any untrue written statements or alleged untrue written statement of a material fact, provided by ACTION STOCKS, INC., contained in any formal filing or offering document or supplemental documentation caused by any omission or alleged


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                                 ACTION STOCKS

     omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by virtue of any willful conduct of ACTION STOCKS, INC. in violation of this Agreement or any willful failure to comply with federal and/or state securities rules and regulations. Such indemnification includes any and all costs incident to such legal claims as may be made against the Company from any claim arising from the scope of the activities contemplated in this Agreement.

7. Independent Contractor Status: ACTION STOCKS, INC. shall perform its services under this contract as an independent contractor and not as an employee of Client or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that ACTION STOCKS, INC. shall have no authority to act for, or represent or bind Client or any affiliate thereof in any manner, except as provided for expressly in this Agreement or in writing by Client.

8. Late Fees: Any ACTION STOCKS, INC. invoice not paid within thirty (30) days of such billing is subject to a 1.5% monthly interest charge. ACTION STOCKS, INC. reserves the right to use any and all means of collection available under applicable law to collect any amount past due.

9. Amendment and Modification: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made.

10. Entire Agreement: This Agregment contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. The failure by ACTION STOCKS, INC. to insist on strict performance of any term or condition contained in this Agreement shall not be construed by Client as a waiver, at any time, of any rights, remedies or indemnifications, all of which shall remain in full force and effect from time of execution through eternity.

11. Binding Effect: This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto. Client shall not assign its rights or delegate its duties under any term or condition set forth in this Agreement without the prior written consent of ACTION STOCKS, INC..

12. Attorney's Fees: In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

13. Severability: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable,


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                                 ACTION STOCKS

14. Governing Law: This Agreement shall be governed by the laws of the State of California and the venue for the resolution of any dispute arising thereof shall be in San Diego, State of California.

15. Legal Counsel: Client further agrees and understands that although documents and filings may be compiled or filed by ACTION STOCKS, INC., ACTION STOCKS, INC. has not and does not render legal advice or offer legal assistance. All requests for legal advice by clients of ACTION STOCKS, INC. will be referred to apprpriate legal counsel for the Client as retained by the client for a proper legal opinion. Accordingly, no statements or representations by ACTION STOCKS, INC. should be construed to be legal advice of counsel, and ACTION STOCKS, INC. advises Client to consult with its own counsel regarding the sufficiency of disclosures and/or compliance with applicable rules and regulations.

16. Broker-Dealer/Underwriter Client acknowledges that ACTION STOCKS, INC. is not a broker-dealer or underwriter and does not provide services directly or indirectly related to the offering, issuance or sale of securities, ACTION STOCKS, INC., pursuant to this Agreement, is charged with assisting the client in compiling requisite information and documentation in such a manner as to facilitate the services rendered by duly licensed broker dealers and/or competent legal counsel and to further assist the client in filing such documentation as necessary. Finally, ACTION STOCKS, INC. is responsible for coordinating the activities contemplated herein in an expeditious, efficient manner for the benefit of the client and its anticipated endeavors as outline herein. Any and all compensation rendered by ACTION STOCKS, INC. by virtue of its performance of services delineated in this Agreement is entirely independent of any securities related transaction(s) offerings, issuances, broker-dealer, or legal related services which other parties anticipated to be involved in the activities contemplated herein may engage. No commissions or transaction based compensation derived from the sale of securities is payable to ACTION STOCKS, INC., No broker-dealer or underwriter related services are to be performed by ACTION STOCKS, INC. a such services are to be performed by the appropriate duly licensed brokerage firm engaged by the Client to perform such services,

17. Post-Registration Responsibilities: Client understands and acknowledges by the acceptance of this Agreement that all post-registration periodic or special reports are the responsibility of the Client unless otherwise agreed to in writing by ACTION STOCKS, INC..

18. Effective Date of Agreement and Termination. This Agreement shall become effective upon execution by both parties and shall terminate one hundred eighty
(180) days from the effective date of this Argreement.


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                                 ACTION STOCKS


IN WITNESS THEREOF, the parties have caused this Agreement to be duly executed, as of the day and year set out below.

Intelligent Sports, Inc.


By: /s/ Thomas Hobson                             3/25/02
   ------------------------                    -----------------
                                                    DATE

Action Stocks, Inc.


By: /s/ B illegible                               3-26-02
   ------------------------                    ------------------
                                                    DATE


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